Exhibit 99.1

ENERGY TRANSFER LP ANNOUNCES PRICING OF $3.0 BILLION OF SENIOR NOTES

DALLAS—February 18, 2025—Energy Transfer LP (NYSE: ET) today announced the pricing of its offering of $650 million aggregate principal amount of 5.200% senior notes due 2030, $1.250 billion aggregate principal amount of 5.700% senior notes due 2035 and $1.100 billion aggregate principal amount of 6.200% senior notes due 2055 (together, the “senior notes”) at prices to the public of 99.796%, 99.872% and 99.398%, respectively, of their face value.

The sale of the senior notes is expected to settle on March 4, 2025, subject to the satisfaction of customary closing conditions. Energy Transfer intends to use the net proceeds of approximately $2.97 billion (before offering expenses) to refinance existing indebtedness, including to repay commercial paper and borrowings under its revolving credit facility, and for general partnership purposes.

BofA Securities, Citigroup, Deutsche Bank Securities, Mizuho and SMBC Nikko are acting as joint book-running managers for the senior notes offering.

The offering of the senior notes is being made pursuant to an effective shelf registration statement and prospectus filed by Energy Transfer with the Securities and Exchange Commission (“SEC”). The offering of the senior notes may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended, copies of which may be obtained from the following addresses:

BofA Securities, Inc.

201 North Tryon Street

NC1-022-02-25

Charlotte, NC 28255-0001

Attention: Prospectus Department

Toll-free: 1-800-294-1322

E-mail: dg.prospectus_requests@bofa.com

Citigroup Global Markets Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Toll-free: 1-800-831-9146

E-mail: prospectus@citi.com

Deutsche Bank Securities Inc.

Attention: Prospectus Group

1 Columbus Circle

New York, NY 10019

Toll-free: 1-800-503-4611

E-mail: Prospectus.Ops@db.com

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

Attention: Debt Capital Markets

Toll-free: 1-866-271-7403

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, NY 10172

Attention: Debt Capital Markets

Toll-free: 1-888-868-6856

E-mail: prospectus@smbcnikko-si.com

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Energy Transfer LP owns and operates one of the largest and most diversified portfolios of energy assets in the United States, with more than 130,000 miles of pipeline and associated energy infrastructure. Energy Transfer’s strategic network spans 44 states with assets in all of the major U.S. production basins. Energy Transfer is a publicly traded limited partnership with core operations that include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (“NGL”) and refined product transportation and terminalling assets; and NGL fractionation. Energy Transfer also owns Lake Charles LNG Company, as well as the general partner interests, the incentive distribution rights and approximately 21% of the outstanding common units of Sunoco LP (NYSE: SUN), and the general partner interests and approximately 39% of the outstanding common units of USA Compression Partners, LP (NYSE: USAC).

Forward-Looking Statements

Statements about the offering may be forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “intends,” “projects,” “plans,” “expects,” “continues,” “estimates,” “goals,” “forecasts,” “may,” “will” and other similar expressions. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Energy Transfer, and a variety of risks that could cause results to differ materially from those expected by management of Energy Transfer. Important information about issues that could cause actual results to differ materially from those expected by management of Energy Transfer can be found in Energy Transfer’s public periodic filings with the SEC, including its Annual Report on Form 10-K. Energy Transfer undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Energy Transfer LP

Investor Relations:

Bill Baerg, Brent Ratliff, Lyndsay Hannah, 214-981-0795

Media Relations:

Media@energytransfer.com

214-840-5820